UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2025

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York (Address of principal executive offices)	10001 (Zip Code)

Registrant’s telephone number, including area code: (212) 720-3700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.01 par value	FL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events.

As previously reported, on May 15, 2025, Foot Locker, Inc., a New York corporation (the “Company” or “Foot Locker”), entered into an Agreement and Plan of Merger, dated as of May 15, 2025 (such agreement, as it may be amended from time to time, the “Merger Agreement”), by and among Foot Locker, DICK’S Sporting Goods, Inc. (“DICK’S Sporting Goods”) and RJS Sub LLC, a New York limited liability company and a wholly owned subsidiary of DICK’S Sporting Goods (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Foot Locker (the “Merger”), with Foot Locker surviving the Merger as a wholly owned subsidiary of DICK’S Sporting Goods.

In connection with the Merger, DICK’S Sporting Goods filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 on June 23, 2025, as amended on July 8, 2025 (the “Registration Statement”), which contained a prospectus with respect to the shares of DICK’S Sporting Goods common stock to be issued in connection with the Merger and a proxy statement with respect to the special meeting of the Foot Locker shareholders to be held on August 22, 2025 to, among other things, vote on a proposal to adopt the Merger Agreement (the “Foot Locker special meeting”). The Registration Statement was declared effective by the SEC on July 10, 2025, and Foot Locker filed a definitive proxy statement/prospectus with the SEC on July 11, 2025 (the “Definitive Proxy Statement/Prospectus”), which was first mailed to Foot Locker shareholders on or about July 11, 2025.

As of the date hereof, Foot Locker is aware of three complaints that have been filed as individual actions in the Supreme Court of the State of New York by purported shareholders of Foot Locker against Foot Locker, the individual members of the Foot Locker board of directors and, in one instance, DICK’S Sporting Goods. The complaints are captioned as follows: (1) Garfield v. Dillon, et al., Docket No. 654332/2025 (N.Y. Sup. Ct. Jul. 19, 2025); (2) Johnson v. Foot Locker, Inc., et al., Docket No. 654421/2025 (N.Y. Sup. Ct. Jul. 24, 2025); and (3) Malone v. Foot Locker, Inc., et al., Docket No. 654426/2025 (N.Y. Sup. Ct. Jul. 25, 2025) (collectively, the “Complaints”). In addition to the Complaints, beginning on July 1, 2025, certain purported shareholders of Foot Locker sent demand letters seeking additional disclosures in the Registration Statement and Definitive Proxy Statement/Prospectus (the “Demands”, and together with the Complaints, the “Matters”). The Matters generally allege, among other things, that the defendants caused to be filed with the SEC a Registration Statement and/or Definitive Proxy Statement/Prospectus that were false and misleading, breached their fiduciary duties under state law or aided and abetted the same, committed negligence or negligent misrepresentation and concealment under state law, and/or violated Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-9 promulgated thereunder.

Foot Locker and the other defendants named in the Matters believe that the Matters are without merit and that supplemental disclosures are not required or necessary under applicable law. However, in order to avoid the risk that the Matters delay or otherwise adversely affect the Merger and to minimize the costs, risk and uncertainties inherent in litigation, Foot Locker is, without admitting any liability or wrongdoing, voluntarily supplementing the Definitive Proxy Statement/Prospectus with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein or in the Definitive Proxy Statement/Prospectus. To the contrary, Foot Locker and the other named defendants specifically deny all allegations in the Matters, including the allegations that any additional disclosure was or is required or material.

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE PROXY STATEMENT/PROSPECTUS

These Supplemental Disclosures should be read in conjunction with the rest of the Definitive Proxy Statement/Prospectus, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement/Prospectus, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement/Prospectus. The information contained herein speaks only as of August 11, 2025, unless the information indicates another date applies. All references to sections and subsections herein are references to the corresponding sections or subsections in the Definitive Proxy Statement/Prospectus, all page and paragraph references herein are to pages or paragraphs, as applicable, in the Definitive Proxy Statement/Prospectus before any additions or deletions resulting from the Supplemental Disclosures, and terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement/Prospectus. Unless stated otherwise, the new text in the Supplemental Disclosures is in boldface and underlined to highlight the supplemental information being disclosed, while deleted text is ~~bold and stricken-through~~.

1.	The section of the Definitive Proxy Statement/Prospectus entitled “Background of the Merger” starting on page 41 is hereby supplemented as follows:

(a)	The last full paragraph on page 43 is amended and restated in its entirety as follows:

The Foot Locker board of directors met on May 20, 2024 for a regularly scheduled meeting, with members of Foot Locker management and representatives of Evercore and Skadden in attendance. At the meeting, Ms. Dillon updated the Foot Locker board of directors on recent interactions with senior management of DICK’S Sporting Goods. At the meeting, the Foot Locker board of directors reviewed the complexities and risks to achieving the Lace-Up Plan, the differences between Wall Street analyst estimates and the targets in the Lace-Up Plan, and recent investor feedback to Foot Locker management regarding the timing and achievability of financial targets in the Lace-Up Plan. Foot Locker management described topics raised during recent investor meetings which included, among other things, the effects of higher inflation and consumer sentiment on Foot Locker’s business, allocations from brand partners and product mix, the level of promotional activity, opportunities for cost savings, initiatives to enhance Foot Locker’s technology platform and progress in its store refreshment program. The Foot Locker board of directors discussed the structural risks inherent in the Foot Locker business model, including the fact that Foot Locker relies heavily on a single product category, with merchandise sourced from a limited number of brand partners and sales highly dependent on consumer enthusiasm for new and innovative product offerings from Foot Locker’s brand partners. The Foot Locker board of directors also discussed the challenges of achieving the Lace-Up Plan, including the lack of certainty with respect to Foot Locker’s ability to achieve the plan’s targets on the timing anticipated in the plan, taking into account the risks inherent in the Foot Locker business model. The Foot Locker board of directors reviewed sensitivities which reflected such challenges to, and risks and uncertainties inherent in, the Lace-Up Plan and the Foot Locker business model.

(b)	The last paragraph starting on page 55 is amended and restated in its entirety as follows:

On May 10, 2025, the Foot Locker board of directors met by video conference, with members of Foot Locker management and representatives of Evercore and Skadden in attendance. At the meeting, representatives of Evercore reviewed with the Foot Locker board of directors Evercore’s preliminary valuation analysis of Foot Locker based on the management case approved for its use by the Foot Locker board of directors at the March 25, 2025 board meeting, which included a comparison of the $22.00 per share purchase price to the per share value of Foot Locker shares implied by comparing the trading multiples implied by the purchase price to trading multiples of Foot Locker and selected companies, comparing the purchase price to the multiples received in selected specialty retail transactions and describing a discounted cash flow analysis of Foot Locker. The Foot Locker board of directors also considered the challenges to achieving the management case, in light of the structural risks inherent in Foot Locker’s business model and current macroeconomic conditions, and the fact that Wall Street analyst estimates were lower than the management case. The Foot Locker board of directors reviewed an additional scenario prepared by Foot Locker management that incorporated additional assumptions reviewed with the Foot Locker board of directors at the March 23, 2025 and March 25, 2025 board meetings, and which Foot Locker management believed were reflective of current business conditions. These assumptions included lower revenue growth assumptions and lower EBIT margin assumptions than the management case, based on the slower recovery of an important Foot Locker brand partner and lower comparable store sales growth (see the section entitled “Certain Financial Projections Utilized by the Foot Locker Board of Directors and Foot Locker’s Financial Advisor—Foot Locker Management Financial Projections”). For information purposes only and not as part of its preliminary valuation analysis, representatives of Evercore, at the direction of the Foot Locker board of directors, reviewed with the Foot Locker board of directors a discounted cash flow analysis based on the additional scenario developed by Foot Locker management. The Foot Locker board of directors considered the value of the stock election feature to Foot Locker shareholders, noting that the value of the stock consideration would fluctuate depending on whether the trading price of DICK’S Sporting Goods shares were to increase or decrease between signing of the merger agreement and the closing of the merger. The Foot Locker board of directors also considered the fact that Foot Locker shareholders could elect to receive all or a portion of the merger consideration in cash, providing Foot Locker shareholders that elected to receive cash (or that did not make an election) with certainty of value and liquidity upon completion of the merger, and the fact that Foot Locker shareholders would not be subject to any cap or proration with respect to such election, such that Foot Locker shareholders would have certainty of value with respect to the cash consideration while retaining the ability to receive all or a portion of the merger consideration in stock consideration. The Foot Locker board of directors also considered that Foot Locker shareholders electing to receive stock of DICK’S Sporting Goods would have the opportunity to benefit from the business model of DICK’S Sporting Goods, which has a broader portfolio of product offerings, less brand partner concentration and a wider customer base than Foot Locker, and is less dependent on consumer preferences in a single product category. The Foot Locker board of directors also reviewed with management and the Evercore representatives strategic alternatives that could be available to Foot Locker, including a continued focus on the execution of the Lace-Up Plan, potential joint ventures and divestitures, as well as operational transformation projects, modifications to Foot Locker’s capital structure and/or capital return program, potential capital market transactions, potential minority investments (including minority investments by private investors) and potential licensing partnerships and considered whether other strategic or financial buyers could have potential interest in acquiring Foot Locker. The Foot Locker board of directors discussed parties other than DICK’S Sporting Goods that could have an interest in acquiring Foot Locker, and reviewed with representatives of Evercore their perspectives regarding several companies operating in the athletic retail industry and the investment return expectations of financial buyers, and concluded that a transaction with an alternative strategic or financial buyer would have a low likelihood of achieving greater value for Foot Locker shareholders than the proposed acquisition transaction with DICK’S Sporting Goods. The Foot Locker board of directors also discussed the potential benefits and risks associated with the strategic and capital structure alternatives that could be available to Foot Locker, including, among other things, execution risk, the time and capital required to achieve the benefits of such alternatives and potential shareholder reaction to the implementation of any such alternative. The review of strategic alternatives also included review of a potential transaction with Company X on the terms conveyed to Mr. Bracken on May 7, 2025, and the Foot Locker board of directors concluded that an investment by Company X would be highly dilutive to existing Foot Locker shareholders and could tie Foot Locker’s hands with respect to future partnerships or other strategic alternatives that might be on more favorable financial terms. Representatives of Skadden described the open terms in the draft merger agreement. The Foot Locker board of directors determined that Foot Locker should include in its counterproposal to DICK’S Sporting Goods a reduction in the proposed termination fee from 2.75% to 2.5% of the transaction value. The Foot Locker board of directors also determined to reject DICK’S Sporting Goods’ request for reimbursement of expenses if the Foot Locker shareholders do not approve the merger. The Foot Locker board of directors also considered the desirability of bringing negotiations to a close quickly in light of the quarter’s weaker than expected results and the potential for downward pressure on the Foot Locker stock price following the announcement of first quarter results. The Foot Locker board of directors determined to make a counterproposal to DICK’S Sporting Goods at a price of $24.00 per share, with no cap on the DICK’S Sporting Goods stock available to Foot Locker shareholders electing stock consideration and including changes to the terms of the merger agreement discussed by the Foot Locker board of directors and its advisors at the meeting. The Foot Locker board of directors instructed Ms. Dillon or representatives of Evercore to communicate the counterproposal to DICK’S Sporting Goods, with a message that the Foot Locker board of directors wanted to move quickly to an announced transaction.

(c)	The last paragraph starting on page 56 is amended and restated in its entirety as follows:

On May 14, 2025, the Foot Locker board of directors met by video conference, with members of Foot Locker management and representatives of Evercore and Skadden in attendance. Prior to the start of the Foot Locker board meeting, the Human Capital Committee of the Foot Locker board of directors met and approved a retention plan for employees critical to the Foot Locker business, and the Audit Committee of the Foot Locker board of directors met and approved a press release to be issued by Foot Locker setting forth Foot Locker’s preliminary first quarter results. Representatives of Skadden reviewed the fiduciary duties of directors under New York law when considering a transaction involving a change in corporate control. Representatives of Evercore reviewed with the Foot Locker board of directors the implied premium represented by the $24.00 per share price proposed by DICK’S Sporting Goods, noting that the proposed purchase price represented an implied premium of 80.3% to Foot Locker’s trading price as of May 13, 2025, an implied premium of 98.6% to Foot Locker’s one-month volume weighted average trading price and a multiple of 6.4x Foot Locker’s trailing twelve months EBITDA at the end of the first quarter of fiscal year 2025. Representatives of Evercore presented their views on the valuation of Foot Locker, and described the methodologies used by Evercore in its analysis, which included a comparison of the $24.00 per share purchase price to the per share value of Foot Locker stock implied from the application of a range of trading multiples derived from Evercore’s review and analysis of the trading multiples of certain public companies that Evercore deemed comparable to Foot Locker, a review of multiples for certain transactions that Evercore deemed comparable to the potential transaction with DICK’S Sporting Goods and a discounted cash flow analysis of Foot Locker performed by Evercore using the management case. The Evercore analysis did not consider the potential value to shareholders from electing to receive DICK’S Sporting Goods common stock as merger consideration or the potential value of the election itself because of the certainty of value provided by the cash consideration and the fact that Foot Locker shareholders would be entitled to make an unrestricted election to accept the cash consideration or the stock consideration without being subject to any proration (see the section entitled “Opinion of Foot Locker’s Financial Advisor”). Representatives of Evercore delivered Evercore’s oral opinion, subsequently confirmed in writing, that as of May 14, 2025, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the purchase price of $24.00 per share to be received by Foot Locker shareholders pursuant to the merger agreement, was fair, from a financial point of view, to Foot Locker shareholders (other than any holders of Cancelled Shares (as defined in the merger agreement) or any Converted Shares (as defined in the merger agreement)) (see the full text of the opinion attached as Annex B to this proxy statement/prospectus). The Foot Locker board of directors also reviewed an additional scenario prepared by Foot Locker management that incorporated additional assumptions reviewed with the Foot Locker board of directors at the March 23, 2025 and March 25, 2025 board meetings, and which Foot Locker management believed were reflective of current business conditions. These assumptions included lower revenue growth assumptions and lower EBIT margin assumptions than the management case, based on the slower recovery of an important Foot Locker brand partner and lower comparable store sales growth. For information purposes only and not as part of its opinion, representatives of Evercore, at the direction of the Foot Locker board of directors, reviewed with the Foot Locker board of directors a discounted cash flow analysis based on the additional scenario developed by Foot Locker management. Representatives of Skadden reviewed the final terms of the merger agreement, including the cash/stock election mechanics, the conditions to closing, the various events giving rise to termination rights of the parties, the regulatory efforts covenants, which included commitments by DICK’S Sporting Goods to divest assets of Foot Locker generating revenues of up to $100 million, and an agreement by DICK’S Sporting Goods to give prior notice or seek approval for post-closing actions, in each case if required by antitrust regulators. Although the Foot Locker board of directors was supportive of Foot Locker’s stand-alone business plan, the Foot Locker board of directors determined that the merger consideration was more favorable to the Foot Locker shareholders than the potential value that is reasonably expected to result from Foot Locker continuing as an independent public company, taking into account the anticipated risks and challenges associated with continuing to implement its business plan, particularly in light of negative trends in consumer sentiment, challenging international market conditions, the underperformance and delayed turnaround of an important Foot Locker brand partner and uncertainties with respect to tariffs, and taking into account the structural risks inherent in the Foot Locker business model which relies heavily on a single product category, with merchandise sourced from a limited number of brand partners and sales highly dependent on consumer enthusiasm for new and innovative product offerings from Foot Locker’s brand partners. The Foot Locker board of directors also considered the terms of the merger agreement, including the certainty of the consummation of the transaction in light of the conditions to closing set forth in the merger agreement, and the allocation of regulatory risk. The Foot Locker board of directors also discussed the proposed termination fee of 2.5% of the transaction value which the Foot Locker board of directors viewed as sufficiently low so as to not preclude any offers to acquire Foot Locker at a higher price. In connection with its evaluation of the merger, the Foot Locker board of directors considered the strategic alternatives to the merger, including the potential risks and benefits associated with strategic and capital structure alternatives that could be available to Foot Locker, the risks associated with continuing to pursue Foot Locker’s stand-alone plan, and its assessment that no other alternatives were reasonably likely to create greater value for Foot Locker shareholders than the merger. The Foot Locker board of directors also considered that if Foot Locker were to complete the merger, the Foot Locker shareholders would no longer bear the strategic business and execution risk of the management case. The Foot Locker board of directors also considered that Foot Locker shareholders electing to receive stock of DICK’S Sporting Goods would have the opportunity to benefit from the business model of DICK’S Sporting Goods, which has a broader portfolio of product offerings, less brand partner concentration and a wider customer base than Foot Locker, and is less dependent on consumer preferences in a single product category. The Foot Locker board of directors determined that it is in the best interests of Foot Locker and the Foot Locker shareholders to enter into the merger agreement with DICK’S Sporting Goods, declared it advisable to enter into the merger agreement and consummate the merger, approved the execution and delivery of the merger agreement by Foot Locker and consummation of the merger, and resolved to recommend that the Foot Locker shareholders vote in favor of adoption of the merger agreement. The Foot Locker board of directors instructed management and the advisors to finalize the merger agreement in advance of a pre-market announcement the following day. In addition, ~~after~~ the Foot Locker board of directors reviewed an updated version of Evercore’s customary relationship disclosure letter with Skadden, which included information about the investment banking advisory fees earned by Evercore from Foot Locker during the prior three year period, the absence of fees earned by Evercore from DICK’S Sporting Goods during the prior three year period, and the fact that neither Evercore nor, to Evercore’s knowledge, any Evercore core advisory team members working on the Foot Locker engagement owned any direct equity interest in Foot Locker or DICK’S Sporting Goods. After reviewing with Skadden the updated version of Evercore’s customary relationship disclosure letter and the information included therein, the Foot Locker board of directors concluded that there were no conflicts of interest that would impede Evercore’s ability to continue to serve as Foot Locker’s financial advisor.

2.	The section of the Definitive Proxy Statement/Prospectus entitled “Certain Financial Projections Utilized by the Foot Locker Board of Directors and Foot Locker’s Financial Advisor” starting on page 63 is hereby supplemented as follows:

(a)	The first paragraph under the section header “Certain Financial Projections Utilized by the Foot Locker Board of Directors and Foot Locker’s Financial Advisor” on page 63 is hereby amended and restated in its entirety as follows:

While Foot Locker has from time to time provided limited financial guidance to investors, Foot Locker’s management does not, as a matter of course, otherwise publicly disclose forecasts or internal projections as to future performance due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. In connection with the merger, certain unaudited non-public financial projections regarding Foot Locker, which are referred to in this section as the “Foot Locker management financial projections” (and are referred to as the “Forecasts” in the section entitled “—Opinion of Foot Locker’s Financial Advisor”), were utilized by the Foot Locker board of directors in its evaluation of the merger. At the direction of the Foot Locker board of directors, the Foot Locker management financial projections were also provided to, and approved for use by, Evercore for purposes of performing its financial analyses in connection with rendering its opinion to the Foot Locker board of directors (as more fully described in the section entitled “—Opinion of Foot Locker’s Financial Advisor”). In addition, in connection with the merger, Foot Locker provided a subset of the Foot Locker management financial projections to DICK’S Sporting Goods (excluding 2029 estimates and unlevered free cash flow estimates). A summary of the Foot Locker management financial projections is included below to give Foot Locker shareholders access to certain information that was considered by the Foot Locker board of directors for purposes of evaluating the merger. These Foot Locker management financial projections are not, and should not be viewed as, public guidance or targets. Neither Foot Locker nor Evercore were provided with any financial projections regarding DICK’S Sporting Goods in connection with Foot Locker’s evaluation of the merger and Evercore’s preparation of financial analyses.

3.	The section of the Definitive Proxy Statement/Prospectus entitled “Summary of Evercore’s Financial Analyses” starting on page 68 is hereby supplemented as follows:

(a)	The first paragraph on page 70 is hereby amended and restated in its entirety as follows:

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied (a) an FY2025E P / Adjusted EPS multiple reference range of 8.0x to 12.5x to FY2025E Adjusted EPS based on the Forecasts and (b) an FY2025E TEV / Adjusted EBITDA multiple reference range of 2.5x to 5.0x to FY2025E Adjusted EBITDA based on the Forecasts. Based on this range of implied enterprise values, Foot Locker’s assumed net debt of $106 million (calculated as total debt plus debt-like liabilities (excluding pension liabilities) less cash and cash equivalents) and assumed unconsolidated assets of $115 million, each as of May 3, 2025, and the number of fully diluted outstanding shares of Foot Locker common stock of approximately 99.5 million (calculated using the treasury stock method based on shares outstanding, stock options, PSUs, RSUs and DSUs as of May 12, 2025), in each case as provided by Foot Locker’s management, this analysis indicated a range of implied equity values per share, rounded to the nearest $0.05, of Foot Locker common stock as shown below, compared to the cash consideration of $24.00 per share of Foot Locker common stock.

(b)	The subsection entitled “Selected Transactions Analysis” starting on page 70 is hereby amended and restated in its entirety as follows:

Evercore reviewed financial information related to the following selected transactions involving target companies in the athletic specialty and specialty retail industries announced since 2014 (referred to as the “selected transactions” solely for the purposes of this section entitled “Opinion of Foot Locker’s Financial Advisor”). The selected transactions reviewed by Evercore, and for each transaction, the month and year ~~each was announced, were as follows:~~ of announcement, and Evercore’s calculations of the implied total enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt plus debt-like liabilities plus minority interest less cash and cash equivalents) as a multiple of last twelve-month Adjusted EBITDA for the target company at the time of the announcement of the applicable transaction (referred to as “LTM Adjusted EBITDA” and such multiple, “TEV / LTM Adjusted EBITDA” solely for the purposes of this section entitled “Opinion of Foot Locker’s Financial Advisor”) are shown in the table below. Estimated financial data of the selected transactions were based on information dated as of the time of announcement of the relevant transaction.

This analysis indicated the following:

Month and Year Announced	Acquirer	Target	Implied Total Enterprise Value ($ in millions)	TEV / LTM EBITDA
August 2024	Frasers Group PLC	Accent Group Limited (minority stake)	$739	3.7x
April 2024	JD Sports Fashion PLC	Hibbett, Inc.	$1,101	5.9x
September 2023	Sycamore Partners	Chico’s FAS, Inc.	$867	4.3x
May 2023	Tempur Sealy International, Inc.	Mattress Firm Group Inc.	$4,000	9.3x
August 2021	Foot Locker	Eurostar, Inc. (“WSS”)	$750	*
March 2021	Apollo Global Management, Inc.	The Michaels Companies, Inc.	$5,045	6.9x
February 2021	JD Sports Fashion PLC	DTLR Villa LLC	$495	10.9x
March 2018	JD Sports Fashion PLC	The Finish Line, Inc.	$464	4.7x
June 2017	Sycamore Partners	Staples, Inc.	$6,623	5.2x
April 2017	Bass Pro Group, LLC	Cabela’s Incorporated	$4,811	10.3x
November 2015	CVC Capital Partners and Canada Pension Plan Investment Board	Petco Animal Supplies, Inc.	$4,600	8.6x
August 2015	Sycamore Partners	Belk, Inc.	$2,836	6.9x
December 2014	BC Partners, Inc., La Caisse de depot et placement du Quebec, Longview Asset Management, StepStone	PetSmart, Inc.	$8,748	9.1x

* Multiple not publicly disclosed.

~~For each selected transaction, Evercore calculated the implied total enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt plus debt-like liabilities plus minority interest less cash and cash equivalents) as a multiple of last twelve-month Adjusted EBITDA for the target company at the time of the announcement of the applicable transaction (referred to as “LTM Adjusted EBITDA” and such multiple, “TEV / LTM Adjusted EBITDA” solely for the purposes of this section entitled “Opinion of Foot Locker’s Financial Advisor”). Estimated financial data of the selected transactions were based on information dated as of the time of announcement of the relevant transaction.~~

~~This analysis indicated the following:~~

Benchmark	Mean	Median	Low	High
TEV / LTM Adjusted EBITDA	7.4x	6.9x	3.7x	10.9x

Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of TEV / LTM Adjusted EBITDA multiples of 4.7x to 11.0x and applied this range of multiples to Foot Locker’s estimated LTM Adjusted EBITDA as of May 3, 2025, based on the financial results for Foot Locker provided by Foot Locker’s management. Based on this range of implied total enterprise values, Foot Locker’s estimated net debt of $106 million (calculated as total debt plus debt-like liabilities (excluding pension liabilities) less cash and cash equivalents) as of May 3, 2025, unconsolidated assets of $115 million as of May 3, 2025, and the number of fully diluted outstanding shares of Foot Locker common stock of approximately 99.5 million (calculated using the treasury stock method based on shares outstanding, stock options, PSUs, RSUs and DSUs as of May 12, 2025) in each case as provided by Foot Locker’s management, this analysis indicated a range of implied equity values per share of Foot Locker common stock, rounded to the nearest $0.05, of $17.55 to $40.85, compared to the cash consideration of $24.00 per share of Foot Locker common stock.

Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to Foot Locker and none of the selected transactions is directly comparable to the merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to Foot Locker for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the median, is not in itself a meaningful method of using the data of the selected transactions.

(c)	The subsection entitled “Discounted Cash Flow Analysis” starting on page 71 is hereby amended and restated in its entirety as follows:

Evercore performed a discounted cash flow analysis of Foot Locker to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, less changes in net working capital and capital expenditures, that Foot Locker was forecasted to generate during the period from Foot Locker’s fiscal year 2025 through fiscal year 2029 based on the Forecasts. Evercore calculated terminal values for Foot Locker by applying perpetuity growth rates of (2.0)% to 2.0%, which range was selected based on Evercore’s professional judgment and experience, to terminal year estimates of the unlevered, after-tax free cash flows that Foot Locker was forecasted to generate based on the Forecasts. Based on the Forecasts, Evercore derived Foot Locker’s projected standalone, unlevered, after-tax free cash flows for fiscal year 2025 to be $135 million, for fiscal year 2026 to be $151 million, for fiscal year 2027 to be $285 million, for fiscal year 2028 to be $288 million, for fiscal year 2029 to be $339 million, and for the terminal year to be $350 million. The cash flows and terminal values in each case were then discounted to present value as of fiscal year end February 1, 2025, using discount rates ranging from 12.0% to 14.0%, which were based on the mid-year cash flow discounting convention and an estimate of Foot Locker’s weighted average cost of capital based on Evercore’s application of the capital asset pricing model and considerations that Evercore deemed relevant in its professional judgment and experience~~, and the mid-year cash flow discounting convention~~. In calculating implied total enterprise values, Evercore assumed that as of fiscal year end February 1, 2025, Foot Locker had net debt of $49 million and unconsolidated assets of $115 million, in each case as reported in Foot Locker’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025 (referred to as the “FY2024 10-K” solely for the purposes of this section entitled “Opinion of Foot Locker’s Financial Advisor”). Based on this range of implied total enterprise values and the number of fully diluted outstanding shares of Foot Locker common stock of approximately 99.5 million (calculated using the treasury stock method based on shares outstanding, stock options, PSUs, RSUs and DSUs as of May 12, 2025), in each case as provided by Foot Locker’s management, this analysis indicated a range of implied equity values per share of Foot Locker common stock, rounded to the nearest $0.05, of $20.95 to $30.90, compared to the cash consideration of $24.00 per share of Foot Locker common stock.

(d)	The first paragraph, not including the table that follows, under the subsection entitled “Selected Publicly Traded Companies Analysis—Wall Street Consensus Case” on page 72 is hereby amended and restated in its entirety as follows:

Evercore conducted an additional Selected Publicly Traded Companies Analysis in the same manner as described above, using the financial information of the same publicly traded companies in the retail industry, but applied the FY2025E P / Adjusted EPS and FY2025E TEV / Adjusted EBITDA reference ranges described above to Wall Street consensus estimates of Foot Locker’s FY2025E Adjusted EPS and FY2025E Adjusted EBITDA. Based on this range of implied enterprise values, Foot Locker’s assumed net debt of $106 million (calculated as total debt plus debt-like liabilities (excluding pension liabilities) less cash and cash equivalents) and assumed unconsolidated assets of $115 million, each as of May 3, 2025, and the number of fully diluted outstanding shares of Foot Locker common stock of approximately 99.5 million (calculated using the treasury stock method based on shares outstanding, stock options, PSUs, RSUs and DSUs as of May 12, 2025), in each case as provided by Foot Locker’s management, this analysis indicated a range of implied equity values per share, rounded to the nearest $0.05, of Foot Locker common stock as shown below, compared to the cash consideration of $24.00 per share of Foot Locker common stock.

(e)	The subsection entitled “Discounted Cash Flow Analysis—Additional Scenario” on page 72 is hereby amended and restated in its entirety as follows:

Using an additional scenario developed by Foot Locker management that incorporated additional risks which Foot Locker management believed were reflective of then-current business conditions (referred to as the “Additional Scenario” solely for the purposes of this section entitled “Opinion of Foot Locker’s Financial Advisor” and described in further detail under the sections entitled “—Background of the Merger” and “—Foot Locker Management Financial Projections”), at the direction of the Foot Locker board of directors, Evercore performed a discounted cash flow analysis of Foot Locker to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, less changes in net working capital and capital expenditures, that Foot Locker was forecasted to generate during the period from Foot Locker’s fiscal year 2025 through fiscal year 2029 based on the Additional Scenario. Based on the Additional Scenario, Evercore derived Foot Locker’s projected standalone, unlevered, after-tax free cash flows for fiscal year 2025 to be $59 million, for fiscal year 2026 to be $138 million, for fiscal year 2027 to be $228 million, for fiscal year 2028 to be $272 million, for fiscal year 2029 to be $309 million, and for the terminal year to be $280 million. Evercore calculated terminal values for Foot Locker by applying perpetuity growth rates of (2.0)% to 2.0%, which range was selected based on Evercore’s professional judgment and experience, to terminal year estimates of the unlevered, after-tax free cash flows that Foot Locker was forecasted to generate based on the Additional Scenario. The cash flows and terminal values in each case were then discounted to present value as of fiscal year end February 1, 2025, using discount rates ranging from 12.0% to 14.0%, which were based on the mid-year cash flow discounting convention and an estimate of Foot Locker’s weighted average cost of capital based on Evercore’s application of the capital asset pricing model and considerations that Evercore deemed relevant in its professional judgment and experience~~an estimate of Foot Locker’s weighted average cost of capital, and the mid-year cash flow discounting convention~~. In calculating implied total enterprise values, Evercore assumed that as of fiscal year end February 1, 2025, Foot Locker had net debt of $49 million and unconsolidated assets of $115 million, in each case as reported in Foot Locker’s FY2024 10-K. Based on this range of implied total enterprise values and the number of fully diluted outstanding shares of Foot Locker common stock of approximately 99.5 million (calculated using the treasury stock method based on shares outstanding, stock options, PSUs, RSUs and DSUs as of May 12, 2025), in each case as provided by Foot Locker’s management, this analysis indicated a range of implied equity values per share of Foot Locker common stock, rounded to the nearest $0.05, of $17.00 to $25.05, compared to the cash consideration of $24.00 per share of Foot Locker common stock.

(f)	The second paragraph, not including the table that follows, under the subsection entitled “Illustrative Present Value of Future Share Price” starting on page 72 is hereby amended and restated in its entirety as follows:

In calculating the implied present value of the future price per share of Foot Locker common stock, Evercore first calculated the implied future price per share of Foot Locker common stock by multiplying the estimated EPS for fiscal years 2026, 2027, 2028 and 2029 by a range of Foot Locker’s assumed price to earnings ratios (referred to as P/E ratios) from 8.0x to 12.5x for the twelve months following the end of each fiscal year from 2025 through 2028 (referred to as the “NTM periods” solely for the purposes of this section entitled “Opinion of Foot Locker’s Financial Advisor”). Evercore then discounted the implied total share prices back to May 13, 2025, using a discount rate of 14.5%, which reflects an estimate of Foot Locker’s cost of equity based on Evercore’s application of the capital asset pricing model and considerations that Evercore deemed relevant in its professional judgment and experience. Accounting for sensitivity in the assumed P/E ratio for the NTM periods ranging between 8.0x and 12.5x and for the value of Foot Locker dividends, this analysis resulted in the below ranges of implied present values per share, rounded to the nearest $0.05, of Foot Locker common stock based on each of the Forecasts and the Additional Scenario, compared to the cash consideration of $24.00 per share of Foot Locker common stock.

(g)	The subsection entitled “Equity Research Analyst Price Targets” starting on page 73 is hereby amended and restated in its entirety as follows:

Evercore reviewed selected public market trading price targets for the shares of Foot Locker common stock prepared and published by equity research analysts that were publicly available as of May 13, 2025. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Foot Locker common stock at the time the price target was published. As of May 13, 2025, the range of selected equity research analyst price targets per share of Foot Locker common stock was $11.00 to $24.00. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Foot Locker common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Foot Locker and future general industry and market conditions. The selected equity research analyst price targets per share of Foot Locker common stock that Evercore observed are shown below:

As of May 13, 2025:

Research Analyst	Date	Price Target
Baird	5/12/25	$14.00
Barclays	5/12/25	$14.00
Morgan Stanley	5/6/25	$14.00
Argus Research	4/23/25	N/A
Goldman Sachs	4/21/25	$17.00
WTCO	4/21/25	$11.00
JP Morgan	4/14/25	$16.00
Piper Sander	4/10/25	$12.00
Gordon Haskett	3/28/25	$21.00
Jefferies	3/21/25	$19.00
Needham	3/10/25	$24.00
Telsey Advisory	3/6/25	$20.00
Citi	3/6/25	$20.00
BTIG	3/5/25	N/A
Seaport Global	3/5/25	N/A

(h)	The first paragraph under the subsection entitled “Premiums Paid Analysis” on page 74 is amended and restated in its entirety as follows:

Using publicly available information, Evercore reviewed 119 transactions and announced bids for control of publicly listed targets with an aggregate transaction value between $1.0 billion and $10.0 billion announced since March 1, 2020, including a subset of such transactions that excluded transactions in the Technology/Software, Biotechnology and Pharmaceuticals sectors. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the one-day, one-week, 30-day and 90-day volume weighted average price (referred to as VWAP) per share of the target companies on the pre-leak date of each transaction.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. Any statements about DICK’S Sporting Goods, Foot Locker’s or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. These statements are subject to known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time, many of which may be beyond DICK’S Sporting Goods’, Foot Locker’s and the combined company’s control. DICK’S Sporting Goods’, Foot Locker’s and the combined company’s future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the benefits of the combination of DICK’S Sporting Goods and Foot Locker (the “Transaction”), including future financial and operating results and the combined company’s plans, objectives, expectations, intentions, growth strategies and culture and other statements that are not historical facts.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to, current macroeconomic conditions, including prolonged inflationary pressures, potential changes to international trade relations, geopolitical conflicts and adverse changes in consumer disposable income; supply chain constraints, delays and disruptions; fluctuations in product costs and availability due to tariffs, currency exchange rate fluctuations, fuel price uncertainty and labor shortages; changes in consumer demand for products in certain categories and consumer lifestyle changes; intense competition in the sporting goods industry; the overall success of DICK’S Sporting Goods’, Foot Locker’s and the combined company’s strategic plans and initiatives; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s vertical brand strategy and plans; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s ability to optimize their respective distribution and fulfillment networks to efficiently deliver merchandise to their stores and the possibility of disruptions; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s dependence on suppliers, distributors, and manufacturers to provide sufficient quantities of quality products in a timely fashion; the potential impacts of unauthorized use or disclosure of sensitive or confidential customer, employee, vendor or other information; the risk of problems with DICK’S Sporting Goods’, Foot Locker’s and the combined company’s information systems, including e-commerce platforms; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s ability to attract and retain customers, executive officers and employees; increasing labor costs; the effects of the performance of professional sports teams within DICK’S Sporting Goods’, Foot Locker’s and the combined company’s core regions of operations; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s ability to control expenses and manage inventory shrink; the seasonality of certain categories of DICK’S Sporting Goods’, Foot Locker’s and the combined company’s operations and weather-related risks; changes in applicable tax laws, regulations, treaties, interpretations and other guidance; product safety and labeling concerns; the projected range of capital expenditures of DICK’S Sporting Goods, Foot Locker and the combined company, including costs associated with new store development, relocations and remodels and investments in technology; plans to return capital to stockholders through dividends and share repurchases, if any; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s ability to meet market expectations; the influence of DICK’S Sporting Goods’ Class B common stockholders and associated possible scrutiny and public pressure; compliance and litigation risks; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s ability to protect their respective intellectual property rights or respond to claims of infringement by third parties; the availability of adequate capital; obligations and other provisions related to DICK’S Sporting Goods’, Foot Locker’s and the combined company’s indebtedness; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s future results of operations and financial condition; the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the Transaction; the outcome of any legal proceedings that may be instituted against DICK’S Sporting Goods or Foot Locker, including with respect to the Transaction; the possibility that the Transaction does not close when expected or at all because required regulatory or shareholder approvals or other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the risk that the benefits from the Transaction, including anticipated cost synergies, may not be fully realized or may take longer to realize than expected; the ability to promptly and effectively integrate the businesses of DICK’S Sporting Goods and Foot Locker following the closing of the Transaction; the dilution caused by the issuance of shares of DICK’S Sporting Goods common stock in the Transaction; the possibility that a Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the terms of the debt financing incurred in connection with the Transaction; reputational risk and potential adverse reactions of DICK’S Sporting Goods’ or Foot Locker’s customers, employees or other business partners; and the diversion of DICK’S Sporting Goods’ and Foot Locker’s management’s attention and time from ongoing business operations and opportunities due to the Transaction. These factors are not necessarily all of the factors that could cause DICK’S Sporting Goods’, Foot Locker’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm DICK’S Sporting Goods’, Foot Locker’s or the combined company’s results.

For additional information on these and other factors that could affect DICK’S Sporting Goods’ or Foot Locker’s actual results, see the risk factors set forth in DICK’S Sporting Goods’ and Foot Locker’s filings with the Securities and Exchange Commission (the “SEC”), including DICK’S Sporting Goods’ most recent Annual Report on Form 10-K, filed with the SEC on March 27, 2025, and its other filings with the SEC, Foot Locker’s most recent Annual Report on Form 10-K, filed with the SEC on March 27, 2025, and its other filings with the SEC, as well as the risks described in DICK’S Sporting Goods’ registration statement on Form S-4 and definitive proxy statement/prospectus relating to the Transaction. DICK’S Sporting Goods and Foot Locker disclaim and do not undertake any obligation to update or revise any forward-looking statement in this communication, except as required by applicable law or regulation. Forward-looking statements included in this communication are made as of the date of this communication.

Additional Information about the Merger and Where to Find It

In connection with the Transaction, DICK’S Sporting Goods filed with the SEC a registration statement on Form S-4 (No. 288244) on June 23, 2025, as amended on July 8, 2025 (which is available at http://www.sec.gov/Archives/edgar/data/ny20050218x4_s4a.htm/000114036125025261/0001140361-25-025261-index.html), which includes a proxy statement of Foot Locker that also constitutes a prospectus for the shares of DICK’S Sporting Goods common stock to be offered in the Transaction. The registration statement was declared effective on July 10, 2025, and DICK’S Sporting Goods filed a final prospectus on July 11, 2025 (which is available at http://www.sec.gov/Archives/edgar/data/ny20050218x6_424b3.htm/000114036125025528/0001140361-25-025528-index.html), and Foot Locker filed a definitive proxy statement on July 11, 2025 (which is available at http://www.sec.gov/Archives/edgar/data/ny20050977x1_defm14a.htm/000114036125025531/0001140361-25-025531-index.html), which was first mailed to Foot Locker shareholders on July 11, 2025. Each of DICK’S Sporting Goods and Foot Locker may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the definitive proxy statement/prospectus or registration statement or any other document that DICK’S Sporting Goods or Foot Locker may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, AS AMENDED, DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT DICK’S SPORTING GOODS, FOOT LOCKER, THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and definitive proxy statement/prospectus and other documents containing important information about DICK’S Sporting Goods, Foot Locker and the Transaction through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by DICK’S Sporting Goods are available free of charge on DICK’S Sporting Goods’ website at https://investors.dicks.com. Copies of the documents filed with the SEC by Foot Locker are available free of charge on Foot Locker’s website at https://investors.footlocker-inc.com.

Participants in the Solicitation

DICK’S Sporting Goods, Foot Locker and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information about the directors and executive officers of DICK’S Sporting Goods is set forth in DICK’S Sporting Goods’ proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on May 2, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001089063/000108906325000054/dks-20250501.htm, under the headings “Corporate Governance,” “Director Compensation,” “Executive Compensation,” “Transactions with Related Persons” and “Stock Ownership,” DICK’S Sporting Goods’ Annual Report on Form 10-K for the fiscal year ended February 1, 2025, which was filed with the SEC on March 27, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1089063/000108906325000012/dks-20250201.htm, and to the extent holdings of DICK’S Sporting Goods securities by its directors or executive officers have changed since the amounts set forth in DICK’S Sporting Goods’ proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4, which are filed with the SEC. Information about the directors and executive officers of Foot Locker is set forth in Foot Locker’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on April 10, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/850209/000110465925033769/tm2425908-3_def14a.htm, under the headings “Governance,” “Director Compensation,” “Executive Compensation” and “Shareholder Ownership,” Foot Locker’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, which was filed with the SEC on March 27, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/850209/000143774925009620/floc20241213_10k.htm, and to the extent holdings of Foot Locker securities by its directors or executive officers have changed since the amounts set forth in Foot Locker’s proxy statement for its 2025 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4, which are filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the Transaction, which was filed with the SEC on July 11, 2025 and is available at http://www.sec.gov/Archives/edgar/data/ny20050977x1_defm14a.htm/000114036125025531/0001140361-25-025531-index.html.

Investors should read the registration statement and definitive proxy statement/prospectus relating to the Transaction carefully before making any voting or investment decisions. Copies of the documents filed with the SEC by DICK’S Sporting Goods and Foot Locker are available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by DICK’S Sporting Goods are available free of charge on DICK’S Sporting Goods’ website at https://investors.dicks.com and those filed by Foot Locker are available free of charge on Foot Locker’s website at https://investors.footlocker-inc.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2025

Foot Locker, Inc.

By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Executive Vice President and General Counsel